UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 24, 2016

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
General James L. Jones informed Invacare Corporation (the “Company”) on July 24, 2016 of his resignation as a director of the Company effective as of August 26, 2016, as a result of his increasing global responsibilities and travel for his other professional roles. General Jones’ decision to resign from the Board of Directors is not the result of any disagreement with the Company.
On July 25, 2016, Michael F. Delaney informed the Company of his intent not to stand for re-election as a director when his term expires at the Company’s 2017 annual meeting. Mr. Delaney’s decision not to stand for re-election to the Board of Directors in 2017 is not the result of any disagreement with the Company.
Also, on July 26, 2016, Gordon Sutherland informed the Company of his resignation as Senior Vice President and General Manager, Europe, Middle East & Africa, effective by mid-August 2016, in order to pursue other opportunities.

Item 7.01.	Regulation FD Disclosure.
On July 28, 2016, the Company issued a press release announcing upcoming changes to the Board of Directors of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 28, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: July 28, 2016	By:	/s/ Anthony C. LaPlaca
Anthony C. LaPlaca
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 28, 2016.